Exhibit 10.23

SIOUXLAND ETHANOL, LLC
TO

COMMUNITY REDEVELOPMENT AUTHORITY
VILLAGE OF JACKSON, NEBRASKA
TAX INCREMENT REVENUE BONDS
(SIOUXLAND ETHANOL, LLC PROJECT)

GUARANTY AGREEMENT
Dated September 28, 2006

          This Guaranty Agreement is dated September 28, 2006 (the “Guaranty”), from Siouxland Ethanol, LLC (“Guarantor”), to Wells Fargo Bank, National Association, as trustee (“Trustee”) for holders (“Holders”) of Community Redevelopment Authority of the Village of Jackson, Nebraska’s (“Authority”) Tax Increment Revenue Bonds, Taxable Series 2006A (Siouxland Ethanol, LLC Project) (the “Bonds”).
W I T N E S S E T H
          WHEREAS, prior to, or contemporaneously with, the execution and delivery of this Guaranty, the Authority has entered into a Redevelopment Contract, dated July 20, 2006 (the “Agreement”) with Guarantor under which Authority issued the Bonds and has granted funds to Guarantor to construct a project located in Jackson, Nebraska (“the Project”); and
          WHEREAS, for the purpose of providing security for the payment of the Bonds and certain obligations created pursuant to the Agreement, Guarantor hereby agrees to guarantee the prompt and punctual payment of the Bonds and other sums, as more fully set forth herein; and
          NOW, THEREFORE, in consideration of the foregoing, the Guarantor hereby covenants and agrees as follows:
ARTICLE I
REPRESENTATIONS AND WARRANTIES OF GUARANTOR
Guarantor hereby represents and warrants as follows:
     (a) Guarantor is duly organized, validly existing and in good standing under the laws of the State of Nebraska, is authorized to do business in the State of Nebraska, has the powers and legal authority to own the property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Guaranty.
     (b) Any officers or other persons or agents Guarantor executing this Guaranty have been duly authorized to execute and deliver this Guaranty and the execution, delivery and performance of this Guaranty and the consummation of the transactions herein contemplated have been duly authorized by all requisite action on the part of the Guarantor and will not violate any provision of law, any order of any court or other agency of government or the documents governing the Guarantor, or any indenture, agreement or other instrument to which the Guarantor is a party or by which it or any of its property is bound, or be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument.

     (c) All necessary authorizations, approvals, consents and other orders of any governmental authority or agency for the execution and delivery by Guarantor of this Guaranty have been obtained and are in full force and effect and all such authorizations, approvals, consents, permits and licenses required as of the date hereof for the performance by Guarantor of their obligations hereunder have been obtained and are in full force and effect.
ARTICLE II
COVENANTS AND AGREEMENTS
     Section 2.1. The Guaranty.
     (a) Guarantor hereby guarantees to the Holders full and prompt payment of principal, premium, if any and interest, if any, on the Bonds when due, whether at maturity, upon acceleration, or otherwise.
     (b) Guarantor further agrees that its undertakings in subsection (a) of this Article of this Guaranty constitute an absolute, unconditional, present and continuing guaranty of payment and not of collection, and waives any right to require that any resort be had by the Holder against the Authority or to any security held by the Authority.
     (c) If default shall be made in payment of principal, premium, if any, or interest, if any, on any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, Guarantor, upon demand by the Holder, without notice other than such demand and without the necessity of further action, as the case may be, will promptly and fully make such payments no later than 12 noon central time on the third Business Day next following the date such demand is given. Such payment shall be made to the Trustee as trustee for the Holders. Guarantor will pay all reasonable costs and expenses, including attorneys’ fees, paid or incurred by Holder in connection with the enforcement of the obligations of Guarantor under this Guaranty. All payments by Guarantor shall be made in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. Each default in payment shall give rise to a separate cause of action hereunder, and separate demands and suits may be brought hereunder as each cause of action arises.
     Section 2.2. Absolute and Unconditional Guaranty.
          The obligations of Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire amount payable on the Bonds shall have been paid in full or provided for, and to the extent permitted by law, such obligations shall not be affected, modified, released, or impaired by any state of facts or the happening from time to time of any event including, without limitation, any of the following, whether or not with notice to, or the consent of Guarantor:

     (a) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the foregoing or any other obligation of Guarantor or to vary any terms of payment;
     (b) the failure to give notice to Guarantor of the occurrence of any Event of Default under the terms and provisions of this Guaranty or the Bonds as set forth therein;
     (c) the waiver of the payment, performance or observance by the Guarantor of any of the obligations, conditions, covenants or agreements of any or all of them contained in this Guaranty or in the Bonds;
     (d) the receipt and acceptance of notes, checks or other instruments for the payment of money made by Guarantor which notes, checks or other instruments have been dishonored, and any extensions and renewals thereof;
     (e) the extension of the time for payment of principal or interest or any other amounts that are due or may become due under the Bonds, or this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Bonds or this Guaranty;
     (f) the modification or amendment (whether material or otherwise) of any duty, obligation, covenant or agreement set forth in the Resolution, the Bonds or this Guaranty;
     (g) any failure, omission, delay or lack thereof on the part of the Authority to assert or exercise any right, power or remedy conferred on the Authority in the Bonds or this Guaranty;
     (h) the voluntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Guarantor, or any or all of the assets of Guarantor, or any allegation or contest of the validity of the Bonds or this Guaranty in any such proceeding; it is specifically understood, consented and agreed to that this Guaranty shall remain and continue in full force and effect and shall be enforceable against Guarantor to the same extent and with the same force and effect as if such proceedings had not been instituted;
     (i) to the extent permitted by law, the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law;
     (j) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;
     (k) any release or impairment of the security pledged to the Authority as security;

     (l) the release, substitution or replacement in accordance with the terms of the Bonds of any property subject thereto or any redelivery, repossession, surrender or destruction of any such property, in whole or in part;
     (m) any termination of the Bonds or the Agreement by reason of breach or default of Guarantor or the invalidity or unenforceability of the Bonds or the Agreement by reason of any facts pertaining to Guarantor;
     (n) any failure of the Guarantor to mitigate damages resulting from any default by Guarantor under the Bonds or the Agreement;
     (o) any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor other than Guarantor’s failure to perform its obligations; or
     (p) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.
     Section 2.3. Event of Default.
          An “Event of Default” shall exist if any of the following occurs and is continuing:
     (a) Guarantor defaults in any guaranty referred to in Section 2.1(a), 2.1(b) or 2.1(c) hereof;
     (b) Guarantor fails to observe and perform any covenant, condition or agreement other than such referred to in Section 2.3(a) hereof and such failure continues for more than thirty (30) days after written notice (which shall be deemed given upon receipt of registered or certified mailing) of such failure has been given to Guarantor by the Authority, the Paying Agent or the Holder or if by reason of such default the same cannot be remedied within said thirty (30) days;
     (c) any warranty, representation or other statement by or on behalf of any Guarantor contained in this Guaranty is false or misleading in any material respect as of the date made;
     (d) (i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Guarantor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Guarantor or for any substantial part of any of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days, or (ii) the commencement by Guarantor of a voluntary case under the federal bankruptcy laws, as now constituted or hereinafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) or the making by any of them of any assignment for the benefit of creditors, or the taking of corporate action by Guarantor to authorize or effect any of the foregoing.
     Section 2.4. Remedies Upon Default.
     (a) Upon an Event of Default under Section 2.3 of this Guaranty, the Holder shall have the right to proceed first and directly against Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any security held by it.
     (b) Each and every default in the payment or performance of the obligations specified in Section 2.4(a) hereof shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.
     Section 2.5. Waiver of Notice of Non-Payment and Costs of Enforcement.
          Guarantor hereby expressly waives presentment, demand, protest and notice of non-payment and further waive notice from the Trustee of its acceptance and reliance on this Guaranty. Guarantor jointly and severally agrees to pay all costs, disbursements and expenses (including all reasonable attorneys’ fees) which may be incurred by the Trustee in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.
ARTICLE III
MISCELLANEOUS
     Section 3.1. Amendment.
          This Guaranty may not be amended, changed, modified, altered or terminated except as agreed in writing by the parties.
     Section 3.2. Termination Date.
          The obligations of Guarantor hereunder shall terminate absolutely and unconditionally when the principal, premium, if any and interest on all of the Bonds shall have been paid in full.
     Section 3.3. Remedies Not Exclusive.
          No remedy herein conferred upon or reserved to Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of

Default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver in the event any provision contained in this Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act. Such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Guaranty.
     Section 3.4. Notices.
          Except as otherwise provided herein, all notices or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or on the second day following the day on which the same has been mailed, postage prepaid, by certified mail, addressed as follows if to the Trustee:
Wells Fargo Bank, National Association
1248 O Street
Lincoln, NE 68508
Attn: Corporate Trust
together with other addresses furnished to Guarantor from time to time, and if to the Guarantor:
Siouxland Ethanol, LLC
1501 Knox Boulevard
P.O. Box 147
Jackson, NE 68743
     Section 3.5. Counterparts.
          This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     Section 3.6. Severability.
          The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty contained, shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

     Section 3.7. Governing Law.
          This Guaranty shall be governed by and construed in accordance with the laws of the State of Nebraska.
     Section 3.8. Successors and Assigns.
          This Guaranty shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed, all as of the date first above written.

Guarantor:

SIOUXLAND ETHANOL, LLC

By:	/s/ Tom Lynch
Its Managing Member